CERTIFICATION OF PERIODIC REPORT

Nick Plessas, Chief Financial and Accounting Officer of Green Dolphin Corporation (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

The Quarterly Report of Form 10QSB of the Company for the quarterly period ending September 30, 2002 (The "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14, 2002

By:/s/ Nick Pleases

Nick Pleases

Chief Financial and Accounting Officer